Exhibit 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 11-K


                 Annual Report Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


[X] Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 - for the year ended December 31, 2001

                                       or

[  ]  Transition report pursuant to Section 15(d) of the Securities Exchange
      Act of 1934 - for the transition period from ____  to ____


                          Commission file number 1-640


      A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

      B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                               NL INDUSTRIES, INC.
                       16825 Northchase Drive, Suite 1200
                            Houston, Texas 77060-2544

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                                      INDEX



                                                                    Page
                                                                    ----

Signature Page                                                        2

Financial Statements and Supplemental Schedule
 with Report of Independent Accountants                          F-1 to F-10

Exhibit I - Consent of Independent Accountants

                                    SIGNATURE


      Pursuant  to  the   requirements  of  the  Securities  Act  of  1934,  the
Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                              NL INDUSTRIES, INC.
                              RETIREMENT SAVINGS PLAN

                        By:   NL INDUSTRIES, INC.
                              PENSION AND EMPLOYEE
                              BENEFITS COMMITTEE,
                              Administrator of
                              NL Industries, Inc.
                              Retirement Savings Plan


                        By:   /s/ Robert D. Hardy
                              ------------------------------------
                              Robert D. Hardy
                              Chairman, Pension and
                              Employee Benefits Committee


June 28, 2002

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN



                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                                December 31, 2001

                               NL INDUSTRIES INC.
                             RETIREMENT SAVINGS PLAN


                                      INDEX



                                                                      Page
                                                                      ----

Report of Independent Accountants                                      F-2

Financial Statements:
--------------------

 Statements of Net Assets Available for Benefits
  - December 31, 2001 and 2000                                         F-3

 Statement of Changes in Net Assets Available for Benefits
  - Year ended December 31, 2001                                       F-4

 Notes to Financial Statements                                     F-5 to F-9

Supplemental Schedule:
---------------------

 Schedule of Assets (Held at End of Year) - December 31, 2001         F-10

All other schedules are omitted because they are not applicable or not required.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Participants and the Pension and Employee Benefits Committee of NL Industries, Inc.:

      In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the year ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule, as listed on the accompanying index, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.





                                                      PricewaterhouseCoopers LLP
Houston, Texas
June 27, 2002

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 2001 and 2000


                                                        2001             2000
                                                    -----------      -----------

                ASSETS
Investments at fair value ....................      $23,164,216      $26,227,925
Employer contributions receivable ............          626,128          749,539
Cash .........................................              656              656
Loans to participants ........................           66,580           46,031
                                                    -----------      -----------

    Net assets available for benefits ........      $23,857,580      $27,024,151
                                                    ===========      ===========



                 See accompanying notes to financial statements.
                                       F-3

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 2001



                                                                       2001
                                                                   ------------

Additions:
    Investment income:
        Net depreciation in the fair value of investments .....    $ (2,557,028)
        Dividend income:
            NL Industries, Inc. ...............................          54,187
            Halliburton Company ...............................           3,349
            Tremont Corporation ...............................             403
            Other .............................................         540,792
        Interest income .......................................         651,386
                                                                   ------------

        Total investment loss .................................      (1,306,911)
                                                                   ------------

    Contributions:
       Participants ...........................................         584,848
       Employer ...............................................         626,128
                                                                   ------------

        Total contributions ...................................       1,210,976
                                                                   ------------

        Total decrease ........................................         (95,935)

Deductions - distributions ....................................       3,070,636
                                                                   ------------

Net decrease ..................................................      (3,166,571)

Net assets available for benefits:
    Beginning of year .........................................      27,024,151
                                                                   ------------

    End of year ...............................................    $ 23,857,580
                                                                   ============


                 See accompanying notes to financial statements.
                                       F-4

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies:

      The financial statements of the NL Industries, Inc. Retirement Savings Plan (the "Plan") have been prepared in accordance with accounting principles generally accepted in the United States of America. The following is a summary of the significant accounting policies followed by the Plan.

Investments

      Investments are recorded at fair value based upon the quoted market price reported on the last trading day of the period for those securities listed on a national securities exchange. Listed securities for which no sale was reported on that date are valued at the mean between the last reported bid and ask prices. Short-term investments are stated at fair value.

      Purchases and sales of investments are reflected on a trade-date basis. Gains or losses on sales of securities are based on average cost. The Plan presents in the statements of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments which consists of realized gains or losses and unrealized appreciation (depreciation) on investments.

Contributions

      Contributions from employees are recorded in the period the employer makes payroll deductions from Plan participants. Employer contributions, if any, are accrued at the end of each year and are received in the subsequent year.

Investment income

      Income (loss) from investments is recorded on an accrual basis. Dividend income is recorded at the ex-dividend date.

Payment of benefits

      Benefits are recorded when paid.

Termination of Plan

      Although it has not expressed any intent to do so, NL Industries, Inc. ("NL") has the right under the Plan to discontinue contributions and to terminate the Plan at any time subject to penalties set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of such a discontinuance or termination of the Plan, the net assets of the Plan would be allocated to the Plan participants as prescribed by the Plan document, ERISA, and the Internal Revenue Code.

Management's Estimates

      The  preparation  of financial  statements in conformity  with  accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements, the changes in net assets available for benefits during the reporting period and, when applicable, the disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Risks and Uncertainties

      The Plan provides for various investment fund options, which invest in combinations of common stocks and mutual funds. Investment securities are exposed to various risk factors, such as interest rates, market conditions and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

Note 2 - Plan description:

      The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      The Plan's principal objective is to provide eligible employees of NL and its U.S. subsidiaries (the "Company") with a convenient way to save on a regular and long-term basis. The majority of the Company's U.S. employees are eligible to voluntarily participate in the Plan after six months of employment. At December 31, 2001, there were 84 active participants (participants currently employed by the Company) and 250 total participants. Active participants may make basic contributions of between 0% and 8% of their eligible compensation. Basic contributions may consist of a combination of pre-tax and after-tax earnings. Generally, pre-tax contributions are excluded from the employee's taxable income until they are distributed. Eligible employees that have elected to make the maximum basic contribution of 8% may also make a supplemental pre-tax or after-tax contribution of between 1% and 4% of their eligible compensation.

      Participants may direct the investment of their balances in various funds approved by the Company's Pension and Employee Benefits Committee ("PEBCO"). Participants may reallocate investments among the available funds on a daily basis. Certain funds have been closed by PEBCO to new investments by participants. Prior to the investment in one of the available funds, contributions may be held as cash and be temporarily invested in securities with maturities of less than one year, issued or guaranteed by the U.S. government or any agency or instrumentality thereof, or deposited in a bank savings account.

      In accordance with the Tax Reform Act of 1986, participants are limited in the amount of salary reduction contributions which they may make to the Plan under Section 402(g) of the Internal Revenue Code ($10,500 annual maximum for 2001). Highly compensated participants may be required to adjust the amount of their contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Sections 401(k) and 401(m) of the Internal Revenue Code.

      Employer contributions include funds that (i) match a portion of participants' contributions and (ii) represent an annual contribution of 4% of employees' eligible earnings. The Company's level of matching contributions is determined annually and is based upon the attainment of certain operating income target levels approved by the Management, Development and Compensation Committee of the Board of Directors of the Company (the "MD&C Committee"). The Company match applies only to participants' basic contributions. The level of match approved by the MD&C Committee for 2001 and 2000 was 50% and 75%, respectively. Employees who are eligible to participate in the Plan receive an annual contribution to their investment account of 4% of their eligible compensation, subject to IRS limitations on eligible compensation, which for 2001 was $170,000 ($200,000 effective January 1, 2002). The Company makes this annual contribution for each eligible employee regardless of whether the employee elects to otherwise participate in the Plan.

      A participant with less than three years of service is 0% vested in employer contributions, 50% vested following three years of service, 75% vested following four years of service and fully vested in all employer contributions following five years of service. Employer contributions are fully vested upon death, retirement, or disability, as provided in the Plan. The Company amended the Plan to meet the vesting requirements of the Economic Growth and Tax Relief Reconciliation Act of 2001, effective January 1, 2002. The new vesting schedule for participants effective January 1, 2002 allows for 20% vesting following two years of service, 50% vested following three years of service, 75% vested following four years of service, and fully vested following five years of service.

      Distributions to employees may occur during active service or upon termination and under prescribed circumstances. Distributions may be in the form of lump sums, installments, annuities, or combinations thereof, or distributions of employer securities.

      The Plan was amended effective January 1, 2000 to provide participants with the opportunity to borrow cash from their vested savings balance. Participants are able to borrow from their fund accounts a minimum of $1,000 up to a maximum that is generally equal to the lesser of $50,000 or 50% of their vested account balance, whichever is less. The loans are collateralized by the balance in the participant's account and bear interest at rates that are commensurate with local prevailing rates as determined by PEBCO. For outstanding loans at December 31, 2001 the rates ranged from 7.75% to 10.50%. Principal and interest are repaid ratably over a two- to five-year period through monthly payroll deductions.

      Forfeitures of employer contributions may occur if a participant terminates employment prior to the full vesting period or if a participant or beneficiary, to whom a distribution is payable, cannot be located within five years of the date on which such distribution became payable. Amounts forfeited are used in the following order: (i) to restore the accounts of reemployed participants, (ii) to restore the accounts of participants or beneficiaries who apply for forfeited benefits, and (iii) to reduce employer contributions. Forfeitures were $18,245 in 2001 and $19,633 in 2000. During 2000, $238,538 was
applied to reduce employer contributions. The balance in the forfeiture account was $34,962 and $15,410 at December 31, 2001 and 2000, respectively.

Note 3 - Related-party transactions:

      Certain Plan investments are shares of mutual funds managed by Merrill Lynch Trust Company ("Merrill Lynch" or "ML"). Merrill Lynch serves as trustee for the Plan and, therefore, these transactions qualify as party-in-interest transactions. The Company bears the responsibility of all administrative expenses of the Plan.

      Two of the available fund options invest in the common stock of NL and Tremont Corporation ("Tremont"), both of which entities are considered related parties. The activity of these securities for the years ended December 31, 2001 and 2000 was as follows:

                                                  Sales and                     Fair value
                                                distributions,   Realized           at
                                   Purchases       at cost         gain        December 31,
                                  ----------    --------------  ----------     ------------

Year ended December 31, 2001:
    NL common stock .........     $  221,197     $  319,024     $  144,044     $  992,297
    Tremont common stock ....            403          6,099         14,681         39,495

Year ended December 31, 2000:
    NL common stock .........     $  121,852     $  744,079     $  596,711     $2,096,152
    Tremont common stock ....            564          1,188          1,470         63,574


Note 4 - Tax status:

      The Plan, as amended, is designed to constitute a qualified trust under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"); as such the Plan is exempt from federal income tax, and amounts contributed by the Company will not be taxed to the participant until the participant receives a distribution from the Plan.

      The Plan has received a favorable determination as of March 1998, indicating it is a "Qualified Plan" under the requirements of Sections 401(a) and 401(k) of the Code and is qualified for favorable tax treatment. The Company has filed an application with the Internal Revenue Service for a determination of the qualified status of the Plan under Section 401(a) of the code for all amendments made to the Plan since the last determination letter.

Note 5 - Investments:

      The following presents investments that represent 5% or more of the Plan's net assets.

                                                             December 31,
                                                     ---------------------------
                                                        2001            2000
                                                     -----------     -----------

Merrill Lynch Retirement Preservation Trust ....     $10,775,772     $10,768,793
MFS Value Fund .................................       5,061,238            --
Merrill Lynch Equity Index Trust ...............       2,969,583            --
Oakmark International Fund .....................       1,578,762            --
Oppenheimer Capital Appreciation Fund ..........       1,250,354            --
Merrill Lynch Basic Value Fund .................            --         3,164,059
Merrill Lynch Balanced Capital Fund ............            --         2,679,482
NL Stock Fund ..................................            --         2,096,152
AIM Value Fund .................................            --         1,967,405
MFS Emerging Growth Fund .......................            --         1,709,867


      Effective January 1, 2002 certain of the Plan's investment options were no longer available and were replaced with new investment options. The balance of the existing funds were transferred into the new funds on December 31, 2001.

      During 2001, the Plan's net appreciation (depreciation) in the fair value of investments (including gains and losses on investments bought and sold, as well as held during the year) was as follows:

                                                                        2001
                                                                    -----------

Mutual funds ..........................................             $(1,537,582)
Common stock ..........................................                (857,206)
Common collective trusts ..............................                (162,240)
                                                                    -----------

                                                                    $(2,557,028)
                                                                    ===========

      The Plan's assets are invested  principally in investment funds managed by
(i) Merrill Lynch, (ii) Massachusetts Financial Services ("MFS"), (iii) Oppenheimer Funds Distributor, Inc., and (iv) Harris Associates Securities L.P. At December 31, 2001, 61% of the Plan's investments were managed by Merrill Lynch. The Plan's assets also include investments in the common stock of NL, Halliburton Company ("Halliburton") and Tremont.

                              SUPPLEMENTAL SCHEDULE

                   NL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                December 31, 2001

                     Employer Identification No. 13-5267260

                                  Plan No. 003


                                                                      Fair value
                                                                     -----------

  MFS Government Securities Fund - Class A shares ...............    $       604

* Merrill Lynch Equity Index Trust ..............................      2,969,583

* Merrill Lynch U.S. Government Mortgage Fund - Class A shares
  (formerly Merrill Lynch Federal Securities Trust) .............        412,193

* Merrill Lynch Retirement Preservation Trust ...................     10,775,772

  Oakmark International Fund - Class II shares ..................      1,578,762

  MFS Value Fund - Class A shares ...............................      5,061,238

  Oppenheimer Capital Appreciation Fund .........................      1,250,354

* NL Stock Fund - common stock ..................................        992,297

  Halliburton/Tremont Stock Fund - common stock:
   Halliburton ..................................................         83,918
  *Tremont ......................................................         39,495

* Loans to participants (7.75% - 10.50%) ........................         66,580

*  Cash, Merrill Lynch Trust Company, FSB .......................            656
                                                                     -----------

                                                                     $23,231,452
                                                                     ===========



* Investment in a "Party-in-interest" entity, as defined by ERISA.

                                                                       EXHIBIT I




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the:

(i) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

(ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

(iii) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1992 Non-Employee Directors Stock Option Plan; and

(iv) Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan.


of our report dated June 27, 2002 relating to the financial statements of the NL Industries, Inc. Retirement Savings Plan which appears in this Form 11-K.







                                                      PricewaterhouseCoopers LLP





Houston, Texas
June 27, 2002